UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

EVENTURE INTERACTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55115	27-4387595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 Bristol Street, 6th Floor

Costa Mesa, CA 92626

855.986.5669

(Address and telephone number of principal executive offices)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in the Annual Report on 10-K for Eventure Interactive, Inc. (the “Company”) for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on April 14, 2015, on April 8, 2015, the Company filed a Certificate of Designation with the Nevada Secretary of State to create a series of preferred stock designated Series A Super-Voting Preferred Stock (the “Series A Preferred Stock”) consisting of 1,000,000 shares. Holders of shares of Series A Preferred Stock are entitled to cast the equivalent of 1,000 common votes per share.

On June 3, 2015, the Company issued 1,000,000 shares (the “Shares”) of the Series A Preferred Stock to Gannon Giguiere, the Company’s President. As of the date of this report, no other shares of Series A Preferred Stock are issued and outstanding. The Shares were issued inconsideration of Mr. Giguiere’s past and future service to the Company.

The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTURE INTERACTIVE, INC.

Date: June 5 2015	By:	/s/ Michael Rountree
	Name:	Michael Rountree
	Title:	Chief Financial Officer